EXHIBIT 99.1

Republic Completes Most Successful Quarter in Company History as Net Income Increased 138% Over the First Quarter of 2007

April 18, 2008

Contact: Kevin Sipes

Executive Vice President & Chief Financial Officer

Louisville, KY – Republic Bancorp, Inc. (“Republic” or the “Company”) (NASDAQ: RBCAA), the holding company for Republic Bank & Trust Company and Republic Bank, is pleased to report net income of $19.8 million for the first quarter of 2008, an $11.5 million, or 138%, increase over the same period in 2007. Diluted Earnings per Class A Common Share increased 146% for the quarter to $0.96. Return on average assets (“ROA”) and return on average equity (“ROE”) were both strong during the quarter at 2.33% and 31.03%, respectively. Net income within the Company’s traditional Banking segment was $4.8 million during the first quarter of 2008, an increase of $925,000 over the first quarter of 2007. “I am most excited about the growth in earnings within our traditional Banking segment. The 24% rise in net income for the quarter within the traditional Banking segment represents a notable increase in a challenging economic environment. The first quarter of 2008 represented the best quarter in the Company’s history,” commented Steve Trager, President & Chief Executive Officer of Republic.

Net interest income within the Company’s traditional Banking segment increased $4.0 million, or 19%, for the first quarter. In addition to year-over-year growth in the Company’s loan portfolio, the traditional Banking segment benefited from declining short-term interest rates combined with an overall steepening of the yield curve. “Over the past three years, many financial institutions, including Republic, had a difficult time increasing net interest income due to inverted and flat yield curves. Now, with the yield curve returning to a more normal slope, the Company has been able to grow its net interest margin nicely,” further commented Trager. On a total Company basis, net interest income increased 62%, or $17.0 million, for the first quarter of 2008 compared to the first quarter of 2007. Approximately $13.0 million of the rise in net interest income was due to increased Refund Anticipation Loan (“RAL”) volume resulting from growth in the Company’s client base at its Tax Refund Solutions (“TRS”) segment.

Non interest income within the Company’s traditional Banking segment increased $349,000, or 6%, for the first quarter of 2008 due primarily to a solid increase of $393,000 in service charges on deposits. Within the Mortgage Banking segment, mortgage banking income rose $1.1 million for the same period. Approximately $395,000 of the increase in mortgage banking income was due to the adoption of Staff Accounting Bulletin (“SAB”) 109 and Statement of Financial Accounting Standard (“SFAS”) 159. The Company’s positive increase in income was offset by a pre-tax “Other-than-temporary impairment” charge of $680,000 within the traditional Banking segment related to the Company’s $2 million Freddie Mac (“FHMLC”) preferred stock investment security. While the Company’s intends to hold the FHLMC preferred stock indefinitely for interest rate risk protection, accounting rules required the Company to write down the security to its market value through the income statement because it has no final maturity and management cannot estimate if and when its market value will recover to equal the Company’s original cost. On a total Company basis, non interest income increased $18.5 million, or 153%, for the first quarter of 2008 compared to the same period in 2007. Approximately $17.2 million of this increase was attributable to growth in the Company’s TRS segment, as Net RAL securitization income increased $10.0 million and Electronic Refund Check (“ERC”) fees increased $7.2 million for the quarter.

Non interest expense within the Company’s traditional Banking segment increased only $207,000 for the quarter, representing a change of 1% compared to the first quarter of 2007. “We are very encouraged by the modest increase we experienced in non interest expense during the first quarter of the year in our traditional Banking segment. We have worked hard to improve the efficiency ratio of the Company through investments in new technology and the moderation of overhead expenses. We are very proud of the success we have achieved in that regard,” noted Trager. On a total Company basis, non interest expense increased 47% for the first quarter of 2008 to $33.7 million. The increase in non interest expense was substantially all within the Company’s TRS segment and was driven by the significant year-over-year growth in the program.

The end of the first quarter brought the substantial completion of the 2008 tax season for the TRS segment. Total RAL volume increased 213% compared to the first quarter of 2007. As a percentage of RALs originated, losses are expected to be lower than experienced by the Company in 2007. Through March 31, 2008, the Company had total reserves for estimated losses of approximately $15.3 million compared to total loss reserves of $6.6 million at March 31, 2007. During both 2008 and 2007, a significant portion of these loss reserves were included as a reduction to Net RAL securitization income because they represented the loss of future expected cash flows from the Company’s residual interest. In addition to increased RAL volume, ERC volume also increased approximately 313% over the first quarter of 2007. “We are extremely pleased with the overall performance of our tax business. As with all of our non traditional banking products, however, none of their successes would be possible without the sound performance of our traditional Banking segment,” further noted Trager.

The Banking segment’s delinquent loans to total loans ratio remained solid at 0.70% as of quarter-end, while its non performing loans to total loans ratio rose to 0.77% as total non performing loans increased $8.5 million during the quarter. Included in the increase for non performing loans was the addition of one large impaired land development loan in Florida totaling $7.2 million. This loan was placed on non accrual status at the end of the first quarter of 2008.

The Company’s provision for loan losses increased from $3.7 million during the first quarter of 2007 to $10.5 million during the first quarter of 2008. Included in Republic’s provision for loan losses during the first quarters of 2008 and 2007 were $7.5 million and $3.5 million for estimated losses of RALs retained on balance sheet by the Company. The increase in estimated losses associated with RALs retained on balance sheet by the Company was primarily driven by substantial year-over-year growth in RAL volume. The Company’s traditional Banking provision for loan losses was $3.0 million during the first quarter of 2008 compared to $209,000 during the first quarter of 2007. Approximately $1.9 million of the Banking segment’s first quarter 2008 provision was related to the previously referenced Florida land development loan.

“As we conclude our most successful quarter in the history of the Company, we look forward to the remainder of 2008 with great anticipation. With five new banking centers scheduled to open in 2008 and the potential for growth in market share as depositors look for safety in their financial providers, we have reason for optimism. As we do each year, however, the Company will continue to face many challenges along the way. A significant decline in real estate values could negatively impact our loan portfolio. To contend with this, the Company will continue to follow its traditional, conservative underwriting and portfolio management approaches, which includes considerable oversight from senior management. In addition, the general lack of liquidity in the wholesale markets has caused a large part of the Company’s incremental funding costs to increase – a trend that may begin to offset some of the positive impact to our net interest margin we have received from declining short-term rates. As always, however, we pledge to capitalize on our opportunities and meet our challenges with the long-term success of the Company in mind. We were here yesterday, we are here today, and we will continue to be here for our clients and investors for many years to come,” concluded Steve Trager.

Republic Bancorp, Inc. (Republic) currently has 40 banking centers and is the parent company of: Republic Bank & Trust Company with 34 banking centers in 12 Kentucky communities – Bowling Green, Covington, Crestwood, Elizabethtown, Fort Wright, Frankfort, Georgetown, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville and three banking centers in southern Indiana: Floyds Knobs, Jeffersonville and New Albany. Republic Bank has banking centers in Palm Harbor, Port Richey and New Port Richey, Florida. Republic Bank & Trust Company operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.1 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky, and Republic’s Class A Common Stock is listed under the symbol ‘RBCAA’ on the NASDAQ Global Select Market.

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Republic’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2007 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information

First Quarter 2008 Earnings Release

(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	March 31, 2008	Dec. 31, 2007	March 31, 2007
Assets:
Cash and cash equivalents	$102,726	$86,177	$78,447
Investment securities	552,320	580,636	525,077
Mortgage loans held for sale	10,866	4,278	12,914
Loans	2,360,610	2,397,073	2,307,121
Allowance for loan losses	(15,025)	(12,735)	(11,487)
Federal Home Loan Bank stock, at cost	24,433	23,955	23,453
Premises and equipment, net	39,373	39,706	36,019
Goodwill	10,168	10,168	10,025
Other assets and accrued interest receivable	38,560	36,101	40,268
Total assets	$3,124,031	$3,165,359	$3,021,837

Liabilities and Stockholders’ Equity:
Deposits:
Non interest-bearing	$324,279	$279,457	$306,923
Interest-bearing	1,481,157	1,689,355	1,398,240
Total deposits	1,805,436	1,968,812	1,705,163

Securities sold under agreements to repurchase and other short-term borrowings	329,472	398,296	445,055
Federal Home Loan Bank advances	623,580	478,550	548,528
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	63,762	29,601	37,418
Total liabilities	2,863,490	2,916,499	2,777,404

Stockholders’ equity	260,541	248,860	244,433
Total liabilities and Stockholders’ equity	$3,124,031	$3,165,359	$3,021,837

Average Balance Sheet Data
	Three Months Ended March 31,
	2008	2007
Assets:
Investment securities	$631,627	$579,516
Federal funds sold and other	119,573	10,266
Loans and fees	2,483,983	2,333,647
Total earning assets	3,235,183	2,923,429
Total assets	3,393,186	3,050,905

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$435,867	$307,179
Interest-bearing deposits	1,680,480	1,387,040
Securities sold under agreements to repurchase and other short-term borrowings	405,214	432,698
Federal Home Loan Bank advances	519,637	607,375
Subordinated note	41,240	41,240
Total interest-bearing liabilities	2,646,571	2,468,353
Stockholders’ equity	254,736	239,182

Income Statement Data
	Three Months Ended
	March 31,
	2008	2007

Total interest income (1)	67,387	52,426
Total interest expense	23,132	25,177

Net interest income	44,255	27,249

Provision for loan losses	10,499	3,680

Non interest income:
Service charges on deposit accounts	4,545	4,152
Electronic refund check fees	10,696	3,429
Net RAL securitization income	12,587	2,607
Mortgage banking income	1,602	542
Debit card interchange fee income	1,149	1,004
Net loss on sales, calls and impairment of securities	(219)	—
Other	320	400
Total non interest income	30,680	12,134

Non interest expenses:
Salaries and employee benefits	14,500	12,343
Occupancy and equipment, net	4,672	4,047
Communication and transportation	1,338	948
Marketing and development	6,759	821
Bank franchise tax expense	723	663
Data processing	717	586
Debit card interchange expense	576	517
Supplies	556	458
Other	3,839	2,587
Total non interest expenses	33,680	22,970

Income before income tax expense	30,756	12,733
Income tax expense	10,997	4,427

Net income	$19,759	$8,306

	Three Months Ended March 31,
	2008	2007
Per Share Data:
Basic average shares outstanding	20,339	20,602
Diluted average shares outstanding	20,615	21,196

End of period shares outstanding:
Class A Common Stock	18,057	18,266
Class B Common Stock	2,344	2,350

Book value per share	$12.77	$11.86

Earnings per share:
Basic earnings per Class A Common Stock	0.97	0.40
Basic earnings per Class B Common Stock	0.96	0.40
Diluted earnings per Class A Common Stock	0.96	0.39
Diluted earnings per Class B Common Stock	0.95	0.38

First Quarter cash dividends declared per share:
Class A Common Stock	0.110	0.094
Class B Common Stock	0.100	0.086

Performance Ratios:
Return on average assets	2.33%	1.09%
Return on average equity	31.03	13.89
Efficiency ratio (2)	45	58
Yield on average earning assets	8.33	7.17
Cost of interest-bearing liabilities	3.50	4.08
Net interest spread	4.83	3.09
Net interest margin	5.47	3.73

Asset Quality Ratios:
Loans on non-accrual status	16,791	6,039
Loans past due 90 days or more and still on accrual	1,340	815
Total non-performing loans	18,131	6,854
Other real estate owned	950	213
Total non-performing assets	19,081	7,067
Non-performing loans to total loans	0.77%	0.30%
Allowance for loan losses to total loans	0.64	0.50
Allowance for loan losses to non-performing loans	83	168
Net loan charge-offs to average loans - Total Company	1.32	0.58
Net loan charge-offs to average loans - Traditional Banking Segment	0.14	0.12
Delinquent loans to total loans (3)	0.70	0.50

Other Information:
End of period full-time equivalent employees	717	729
Number of banking centers at period end	39	38

Balance Sheet Data
	Quarterly Comparison
	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
Assets:
Cash and cash equivalents	$102,726	$86,177	$73,674	$72,585	$78,447
Investment securities	552,320	580,636	600,263	584,347	525,077
Mortgage loans held for sale	10,866	4,278	4,430	16,430	12,914
Loans	2,360,610	2,397,073	2,394,584	2,333,844	2,307,121
Allowance for loan losses	(15,025)	(12,735)	(12,102)	(11,157)	(11,487)
Federal Home Loan Bank stock, at cost	24,433	23,955	23,955	23,955	23,453
Premises and Equipment, net	39,373	39,706	38,587	36,833	36,019
Goodwill	10,168	10,168	10,025	10,025	10,025
Other assets and interest receivable	38,560	36,101	37,501	39,385	40,268
Total assets	$3,124,031	$3,165,359	$3,170,917	$3,106,247	$3,021,837

Liabilities and Stockholders’ Equity:
Deposits:
Non interest-bearing	$324,279	$279,457	$289,699	$293,383	$306,923
Interest-bearing	1,481,157	1,689,355	1,444,610	1,381,938	1,398,240
Total deposits	1,805,436	1,968,812	1,734,309	1,675,321	1,705,163

Securities sold under agreements to repurchase and other short-term borrowings	329,472	398,296	353,283	434,276	445,055
Federal Home Loan Bank advances	623,580	478,550	769,637	684,683	548,528
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	63,762	29,601	28,478	28,295	37,418
Total liabilities	2,863,490	2,916,499	2,926,947	2,863,815	2,777,404

Stockholders’ equity	260,541	248,860	243,970	242,432	244,433
Total liabilities and Stockholders’ equity	$3,124,031	$3,165,359	$3,170,917	$3,106,247	$3,021,837

Average Balance Sheet Data
	Quarterly Comparison
	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
Assets:
Investment securities	$631,627	$637,760	$628,712	$583,385	$579,516
Federal funds sold and other	119,573	6,073	8,247	4,378	10,266
Loans and fees	2,483,983	2,405,011	2,372,182	2,326,645	2,333,647
Total earning assets	3,235,183	3,048,844	3,009,141	2,914,408	2,923,429
Total assets	3,393,186	3,172,261	3,135,008	3,040,452	3,050,905

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$435,867	$272,872	$278,836	$286,827	$307,179
Interest-bearing deposits	1,680,480	1,536,054	1,456,983	1,383,872	1,387,040
Securities sold under agreements to repurchase and other short-term borrowings	405,214	430,248	423,694	448,865	432,698
Federal Home Loan Bank advances	519,637	616,134	664,279	603,860	607,375
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,646,571	2,623,676	2,586,196	2,477,837	2,468,353
Stockholders’ equity	254,736	246,084	241,720	244,781	239,182

Income Statement Data
	Quarterly Comparison
	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007

Total interest income (4)	$67,387	$49,705	$49,033	$47,933	$52,426
Total interest expense	23,132	26,150	27,368	25,924	25,177
Net interest income	44,255	23,555	21,665	22,009	27,249

Provision for loan losses	10,499	1,617	1,376	147	3,680

Non interest income:
Service charges on deposit accounts	4,545	4,897	4,870	4,658	4,152
Electronic refund check fees	10,696	—	77	683	3,429
Net RAL securitization income	12,587	59	11	1,095	2,607
Mortgage banking income	1,602	922	905	604	542
Debit card interchange fee income	1,149	1,171	1,105	1,107	1,004
Insurance settlement gain	—	1,877	—	—	—
Net gain (loss) on sales, calls and impairment of securities	(219)	8	—	—	—
Other	320	410	538	661	400
Total non interest income	30,680	9,344	7,506	8,808	12,134

Non interest expenses:
Salaries and employee benefits	14,500	9,459	11,051	11,309	12,343
Occupancy and equipment, net	4,672	5,109	4,461	4,287	4,047
Communication and transportation	1,338	1,224	859	754	948
Marketing and development	6,759	805	815	846	821
Bank franchise tax expense	723	630	629	630	663
Data processing	717	768	679	642	586
Debit card interchange expense	576	582	591	573	517
Supplies	556	450	391	450	458
Other	3,839	2,451	1,802	2,039	2,587
Total non interest expenses	33,680	21,478	21,278	21,530	22,970

Income before income tax expense	30,756	9,804	6,517	9,140	12,733
Income tax expense	10,997	3,398	2,285	3,171	4,427

Net income	$19,759	$6,406	$4,232	$5,969	$8,306

	Quarterly Comparison
	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007
Per Share Data:
Basic average shares outstanding	20,339	20,284	20,336	20,617	20,602
Diluted average shares outstanding	20,615	20,573	20,617	21,013	21,196

End of period shares outstanding:
Class A Common Stock	18,057	17,952	17,930	18,099	18,266
Class B Common Stock	2,344	2,344	2,347	2,349	2,350

Book value per share	$12.77	$12.26	$12.03	$11.86	$11.86

Earnings per share:
Basic earnings per Class A Common Stock	0.97	0.32	0.21	0.29	0.40
Basic earnings per Class B Common Stock	0.96	0.31	0.20	0.28	0.40
Diluted earnings per Class A Common Stock	0.96	0.31	0.21	0.28	0.39
Diluted earnings per Class B Common Stock	0.95	0.30	0.20	0.28	0.38

Quarterly cash dividends declared per share:
Class A Common Stock	0.110	0.110	0.110	0.110	0.094
Class B Common Stock	0.100	0.100	0.100	0.100	0.086

Performance Ratios:
Return on average assets	2.33%	0.81%	0.54%	0.79%	1.09%
Return on average equity	31.03	10.41	7.00	9.75	13.89
Efficiency ratio (2)	45	65	73	70	58
Yield on average earning assets	8.33	6.52	6.52	6.58	7.17
Cost of interest-bearing liabilities	3.50	3.99	4.23	4.18	4.08
Net interest spread	4.83	2.53	2.29	2.40	3.09
Net interest margin	5.47	3.09	2.88	3.02	3.73

Asset Quality Data:
Loans on non-accrual status	16,791	8,303	9,156	6,834	6,039
Loans past due 90 days or more and still on accrual	1,340	1,318	2,948	2,483	815
Total non-performing loans	18,131	9,621	12,104	9,317	6,854
Other real estate owned	950	795	102	406	213
Total non-performing assets	19,081	10,416	12,206	9,723	7,067
Non-performing loans to total loans	0.77%	0.40%	0.51%	0.40%	0.30%
Allowance for loan losses to total loans	0.64	0.53	0.51	0.48	0.50
Allowance for loan losses to non-performing loans	83	132	100	120	168
Net loan charge-offs to average loans – Total Company	1.32	0.16	0.07	0.08	0.58
Net loan charge-offs to average loans – Traditional Banking Segment	0.14	0.22	0.10	0.06	0.12
Delinquent loans to total loans (3)	0.70	0.69	0.76	0.70	0.50

Other Information:
End of period full-time equivalent employees	717	727	719	718	729
Number of banking centers at period end	39	40	38	38	38

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished between banking operations, mortgage banking operations and Tax Refund Solutions (“TRS”). Loans, investments and deposits provide the majority of revenue from banking operations; servicing fees and loan sales provide the majority of revenue from mortgage banking operations; Refund Anticipation Loan (“RAL”) fees, Electronic Refund Check (“ERC”)/ Electronic Refund Deposit (“ERD”) fees and Net RAL securitization income provide the majority of the revenue from TRS. All Company segments are domestic. Segment information for the three months ended March 31, 2008 and 2007 follows:

	Three Months Ended March 31, 2008

(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company
Net interest income	$25,130	$19,023	$102	$44,255
Provision for loan losses	3,046	7,453	—	10,499
Electronic Refund Check fees	—	10,696	—	10,696
Net RAL securitization income	—	12,587	—	12,587
Mortgage banking income	—	—	1,602	1,602
Other revenue	6,121	9	(335)	5,795
Total non interest income	6,121	23,292	1,267	30,680

Total non interest expenses	20,877	12,564	239	33,680

Gross operating profit	7,328	22,298	1,130	30,756
Income tax expense	2,499	8,112	386	$10,997
Net income	$4,829	$14,186	$744	$19,759

Segment assets	2,852,709	260,379	10,943	3,124,031

Net interest margin	3.63%	—	—	5.47%

	Three Months Ended March 31, 2007

(in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company
Net interest income	$21,095	$6,055	$99	$27,249
Provision for loan losses	209	3,471	—	3,680
Electronic Refund Check fees	—	3,429	—	3,429
Net RAL securitization income	—	2,607	—	2,607
Mortgage banking income	—	—	542	542
Other revenue	5,772	8	(224)	5,556
Total non interest income	5,772	6,044	318	12,134
Total non interest expenses	20,670	2,078	222	22,970
Gross operating profit	5,988	6,550	195	12,733
Income tax expense	2,084	2,275	68	4,427
Net income	$3,904	$4,275	$127	$8,306

Segment assets	2,978,811	30,047	12,979	3,021,837

Net interest margin	2.98%	—	—	3.73%

Detail of Net RAL securitization income follows:

Three months ended March 31, (in thousands)	2008	2007
Net gain on sale of RALs	$8,371	$1,782
Increase in securitization residual	4,216	825
Net RAL securitization income	$12,587	$2,607

(1) – The amount of loan fee income included in total interest income was $19.0 million and $6.3 million for the quarters ended March 31, 2008 and 2007.

(2) – Equals total non-interest expense divided by the sum of net interest income and non interest income.

(3) – Equals total loans over 30 days past due divided by total loans.

(4) – The amount of loan fee income included in total interest income per quarter was as follows: $19.0 million (quarter ended March 31, 2008), $1.3 million (quarter ended December 31, 2007), $980,000 (quarter ended September 30, 2007), $1.7 million (quarter ended June 30, 2007) and, $6.3 million (quarter ended March 31, 2007).